EXHIBIT 10.60

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made as of the 30th day of September, 2013 (“Effective Date”) by and between (1) Gulfstream Capital Partners Limited (“Gulfstream”), a corporation organized under the laws of Seychelles and a wholly owned subsidiary of VelaTel Global Communications, Inc. (“VelaTel” or together with Gulfstream “Seller”) and (2) Aerial Investments, LLC, a limited liability company organized under the laws of the United States (Delaware) (“Purchaser”) for the purchase and sale of 75 out of 100 shares outstanding of the capital stock (“Zapna Stock”) of Zapna, ApS, a corporation organized under the laws of Denmark (“Company”). Seller and Purchaser are each sometimes referred to individually in this Agreement as a “Party” and together as “Parties.”

RECITALS

A.     VelaTel is the owner of 75 shares of Zapna Stock. Ahmad Holdings and/or Omair Khan (collectively and as their interests appear “Minority Owner”) is the owner of the remaining 25 shares of Zapna Stock.

B.     The Company offers solutions for telephony operators and subscribers (and adaptable to wireless broadband operators and subscribers) including mobile application IP rights, prepaid and postpaid billing platforms, front end portals, administration modules, roaming, SMS and voice termination services, and products to deliver such services.

C.     Seller desires to sell its interest in the Zapna Stock. Pursuant to the stock purchase agreement between Seller and Minority Owner (“2012 SPA”), Minority Owner has (1) a right of first refusal to acquire Seller’s Zapna Stock on the same terms as offered by Purchaser, and (2) a tag along option to sell its Zapna Stock to Purchaser on the same terms as Seller.

D.     Purchaser is willing to acquire either the 75 shares of Zapna Stock owned by Seller or all 100 shares of Zapna Stock owned by both Seller and Minority Owner. Purchaser enters into this Agreement subject to the rights of Minority Owner.

NOW, THEREFORE, for good and valuable consideration, the Parties to this Agreement agree as follows:

AGREEMENT

1.     Purchase and Sale of Zapna Stock.

The securities that are the subject of this Agreement are shares of Zapna Stock.

1.1     Sale of Zapna Stock. Subject to the terms and conditions of this Agreement, Seller shall sell and deliver to Purchaser at the Closing, and Purchaser shall purchase from Seller 75 shares of Zapna Stock, which shall represent 75% of the total shares of Zapna Stock issued and outstanding as of the Closing (“Purchased Shares”).

1.2     Purchase Price. The purchase price (“Purchase Price”) for the Purchased Shares is US$75, which Purchaser shall deliver to Seller at Closing, plus an assignment of Seller’s Rights against Minority Owner, as described in the following Section 1.3.

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1.3     Assignment of Additional Rights. As additional consideration and part of the Purchase Price, Seller assigns to Purchaser at Closing, without warranty, all rights, if any, Seller may have (1) against Minority Owner related to the Company, whether arising from breach of any representation or warranty Minority Owner made in connection with the 2012 SPA, from Minority Owner’s Management of the Company since closing of the 2012 SPA, and/or from conduct or circumstances described in Section 2.5, and/or (2) for financial benefits (or detriments) applicable to Seller’s ownership of the Zapna Stock for the period commencing July 1, 2013 and through Closing of this Agreement.

1.4     Closing; Delivery. The closing of this Agreement (“Closing”) shall take place on the earlier to occur of (1) expiration of Minority Owner’s right of first refusal and tag along rights, which shall occur 30 days following delivery by Seller to Minority Owner of a notice containing the terms of this Agreement, or (2) immediately following receipt by Seller from Minority Owner that Minority Owner (a) declines to exercise either its right of first refusal, or (b) exercises or declines to exercise its tag along rights. Immediately following the Closing, Seller shall cause the transfer and delivery of the Purchased Shares in the name of Purchaser.

1.5     Minority Owner’s Right of First Refusal. Purchaser acknowledges and agrees to honor Minority Owner’s right of first refusal. If Minority Owner delivers notice of its election to exercise its right of first refusal, (1) Seller shall pay the Purchase Price to Minority Owner, Seller shall cause the transfer and deliver the Purchased Shares in the name of Minority Owner or as Minority Owner directs, and (3) Seller shall waive any rights it otherwise assigns to Purchaser under Section 1.3 of this Agreement, and Seller shall instead release Minority Owner from any and all claims related to the Company.

1.6     Minority Owner’s Tag-Along Right. Purchaser acknowledges and agrees to honor Minority Owner’s tag along rights in lieu of Minority Owner’s right of first refusal. If Minority Owner delivers notice of its election to exercise its tag along rights, including Purchaser’s agreement to all of the terms of this Agreement, (1) Purchaser shall pay Minority Owner at Closing US$25, (2) Minority Owner shall cause the transfer and delivery of all 25 shares of its Zapna Stock in the name of Purchaser, and (3) Purchaser shall waive its assigned rights described under Section 1.3, and Purchaser shall instead release Minority Owner from any and all claims related to the Company.

2.     Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that the following representations are true and complete as of the date of the Agreement.

2.1     Organization and Qualification of Seller. Seller is a corporation, and has all requisite power and authority to carry on his business as presently conducted and as proposed to be conducted. Seller has full power and authority to enter into this Agreement.

2.2     Authorization. Subject to the exercise or expiration of Minority Owner’s rights, all actions required to be taken by Seller in order to enter into the Agreement, and all actions necessary for the execution and delivery of the Agreement, and to sell, transfer and deliver to Purchaser the Purchased Shares, have been taken or will be taken prior to the Closing. The Agreement, when executed and delivered by Seller, shall constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

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2.3     Capitalization of the Company and any Subsidiary.

(a)     The authorized Capital Stock of the Company consists of 100 common shares, all of one class, of which 100 are outstanding.

(b)     To the best of Seller’s knowledge, the Company has no Subsidiaries.

2.4     Ownership of Purchased Shares. Seller is the lawful record beneficial owner of the Purchased Shares. Seller owns the Purchased Shares free and clear of all liens and encumbrances. Upon delivery of the Purchased Shares to Purchaser in accordance with this Agreement, Purchaser will acquire the beneficial and legal, valid and indefeasible title to such Purchased shares, free and clear of all liens and encumbrances except for restrictions on transfer under state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.

2.5     Disclaimer of Other Representations Concerning the Company. Seller has provided Purchaser, without warranty, with all financial information in Seller’s possession regarding the Company between closing of the 2012 SPA and June 30, 2013. Purchaser acknowledges that Minority Owner has refused to cooperate with Seller to provide any financial information regarding the Company for any period of time commencing July 1, 2013. Seller’s inability to accurately report the financial results of the Company on its consolidated financial statements for the period of time commencing July 1, 2013 is the basis of Seller’s assignment to Purchaser of the financial benefits (or detriments) described in Section 1.3. Seller has no direct evidence but has a reasonable suspicion that Minority Owner may have transferred contractual rights and/or revenue belonging to the Company to other companies affiliated with Minority Owner, including a purported subsidiary of the Company organized in Pakistan. Except as provided in Sections 2.3 and 2.4, Seller expressly disclaims any representations or warranties regarding the past or future financial, legal or other status of the Company. Purchaser acknowledges that this transaction is made “as is, where is,” and that the Purchase Price reflects the disclaimers contained in this Section.

3.     Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to Seller that:

3.1     Authorization. Purchaser has full power and authority to enter into the Agreement. The Agreement, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2     Disclosure of Information; Investment Experience. Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs with Seller, but not with the Company’s management. Purchaser represents that Purchaser is experienced in evaluating and investing in transactions involving companies in a similar stage of development and acknowledges that Purchaser is able to fend for itself, can bear the economic risk of Purchaser’s investment, and has such knowledge and experience in financial and business matters.

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4.     Mutual Representations of the Parties. Each Party hereby represents to the other (Seller’s representations apply to each of Seller, the Company and the Company’s Subsidiaries, as applicable; Purchaser’s representations apply to Purchaser and any affiliate of Purchaser, as applicable):

4.1     Foreign Corrupt Practices Act. To the best of the representing Party’s knowledge, neither the Party, nor any of their respective directors, officers or employees have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (i) any foreign official (as such term is defined in the US Foreign Corrupt Practices Act (“FCPA”) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority; or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (i) and (ii) above, in order to assist the representing Party or their respective affiliates to obtain or retain business for, or direct business to, the representing Party or their respective affiliates, as applicable. Neither the representing Party, nor any of their respective directors, officers or employees has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

4.2     Compliance with Office of Foreign Assets Control.

(a)     To the representing Party’s knowledge, neither the Party, nor any of their respective directors, officers or employees is an OFAC Sanctioned Person (as defined below). The representing Party and their respective directors, officers or employees are in compliance with, and have not previously violated, the US Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the representing Party, and all other applicable anti-money laundering laws and regulations. None of: (i) the purchase and sale of the Zapna Stock or the VELA Shares; (ii) the execution, delivery and performance of this Agreement; or (iii) the consummation of any transaction contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will result in a violation by anyone of any of the OFAC Sanctions (as defined below) or of any anti-money laundering laws of the United States or any other applicable jurisdiction.

(b)     For the purposes of Section 4.2(a) of this Agreement:

(i)     “OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (“Secretary”) by the President of the US or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC. For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC's website at www.treas.gov/ofac;

(ii)     “OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a US Person from engaging in transactions and includes, without limitation, any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (“SDN List”). For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than governments and countries can be found on the SDN List on OFAC's website at www.treas.gov/offices/enforcement/ofac/sdn; and

(iii)     “US Person” means any US citizen, permanent resident alien, entity organized under the laws of the US (including foreign branches), or any person (individual or entity) in the US and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

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6.     Indemnification.

Each Party agrees to defend, indemnify and hold harmless the other Party and its successors, permitted assigns, employees, officers, agents, managers, shareholders and affiliates, from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys’ fees (both those incurred in connection with the defense or prosecution of an indemnity claim and those incurred in connection with the enforcement of this provision) resulting from or arising out of (i) any failure of the indemnifying Party to perform or fulfill any undertaking, covenant or agreement applicable to such Party in this Agreement, and (ii) any material breach of a representation and warranty contained in Sections 2-4 of this Agreement and applicable to the indemnifying Party.

7.     Miscellaneous.

7.1     Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of Seller and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Seller or Purchaser.

7.2     Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3     Governing Law. This Agreement is made and any controversy arising out of or relating to this Agreement shall be governed by, and construed and enforced in accordance with, the laws of California, without regard to the conflict of laws principles thereof.

7.4     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a worldwide recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by Notice given in accordance with this Section.

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7.6     Finder’s Fee and Commission. Purchaser represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless Seller from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction, including the costs and expenses of defending against such liability or asserted liability. Seller represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. Seller agrees to indemnify and hold harmless Purchaser from any liability for said commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction, including the costs and expenses of defending against such liability or asserted liability.

7.7     Dispute Resolution. Any dispute between the Parties to this Agreement which arises out of or relates to this Agreement shall be submitted to binding arbitration to be conducted by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), sitting in San Diego, California, for resolution by a single arbitrator acceptable to both Parties. If the Parties fail to agree to an arbitrator within ten (10) days of a written demand for arbitration being sent by one Party to the other Party, then JAMS shall select the arbitrator according to the JAMS Rules for Commercial Arbitration. The arbitration shall be conducted pursuant to the California Code of Civil Procedure and the California Code of Evidence. The award of the arbitrator shall be final and binding on the Parties and may be enforced by any court of competent jurisdiction. The Party prevailing in the arbitration shall be entitled to recover from the non-prevailing Party its reasonable attorney fees and other costs and expenses incurred in connection with the arbitration and/or any action to enforce the results of the arbitration.

7.8     Attorney Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

7.9     Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.10     Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either Party of any breach or default under this Agreement, or any waiver on the part of either Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to either Party, shall be cumulative and not alternative.

7.11     Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled.

7.12     Counterparts. This Agreement may be executed in one or more counterparts, including facsimile copy of signatures, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement effective as of the date first above written.

GULFSTREAM CAPITAL PARTNERS, LTD. By /s/ Colin Tay Colin Tay, its Executive Director 2nd Floor, No. 86 Fu Xin South Road Sec 2 Taipei 106, TAIWAN E-Mail: ctay @velatel.com	AERIAL INVESTMENTS, LLC By /s/ Sandra Haxby Sandra Haxby, its Managing member c/o The Company Corporation 2711 Centerville Road Wilmington, DE 19808 E-Mail: smoxie7@gmail.com

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